Exhibit (d)(iv)
                             SUB-ADVISORY AGREEMENT



         AGREEMENT dated January 8, 2003, between FIFTH THIRD ASSET MANAGEMENT INC., an Ohio corporation (the "Adviser") and CHARTWELL INVESTMENT PARTNERS, a limited partnership located in Pennsylvania, (the "Sub-Adviser"), and the Fifth Third Funds.


         WHEREAS, the Trust is a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHERAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing an interest in a separate portfolio of securities and other assets (each a "Fund");

         WHEREAS, the Adviser is the investment adviser to Fifth Third Funds, a business trust organized under the laws of the state of Massachusetts (the "Trust");

         WHEREAS, the Adviser and Sub-Adviser are each registered as an investment adviser under the Investment Advisers Act of 1940;

         WHEREAS, the Adviser wishes to retain the Sub-Adviser to assist the Adviser in providing investment advisory services in connection with the Fifth Third Small Cap Value Fund; and

         WHEREAS, the Sub-Adviser is willing to provide such services to the Adviser upon the terms and conditions and for the compensation set forth below.

         NOW, THEREFORE, in consideration of the premises and mutual covenants therein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

          1. APPOINTMENT. The Adviser hereby appoints the Sub-Adviser its sub-adviser with respect to the Fund as provided for in the Investment Advisory Agreement between the Adviser and the Trust dated as of April 30, 2001 (such Agreement or the most recent successor advisory agreement between such parties is herein called the "Advisory Agreement"). The Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

          2. DELIVERY OF DOCUMENTS. The Adviser shall provide to the Sub-Adviser copies of the Trust's most recent prospectus and statement of additional information (including all supplements thereto) which relate to any class of shares representing interests in the Fund (each


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such prospectus and statement of additional information as presently in effect, and as they shall from time to time be amended and supplemented, is herein respectively called a "Prospectus" and a "Statement of Additional Information").

          3. SUB-ADVISORY SERVICES TO THE FUND(S).
             ------------------------------------

                  (a) Subject to the supervision of the Adviser, the Sub-Adviser will perform the following services: (i) provide investment research and credit analysis concerning the Fund's investments; (ii) conduct a continual program of investment of the Fund's assets; (iii) place orders for all purchases and sales of the investments made for the Funds; (iv) maintain the books and records required in connection with its duties hereunder; and (v) keep the Adviser informed of developments materially affecting the Fund.

                  (b) The Sub-Adviser will use the same skill and care in providing such services as it uses in providing services to other accounts for which it has investment responsibilities; provided that, notwithstanding this Paragraph 3(b), the liability of the Sub-Adviser for actions taken and non-actions with respect to the performance of services under this Agreement shall be subject to the limitations set forth in Paragraph 10(a) of this Agreement.

                  (c) The Sub-Adviser will communicate to the Adviser and to the Trust's custodian and fund accountants as instructed by the Adviser on each day that a purchase or sale of a security is effected for the Fund (i) the name of the issuer, (ii) the amount of the purchase or sale, (iii) the name of the broker or dealer, if any, through which the purchase or sale has been affected,
(iv) the CUSIP number of the security, if any, and (v) such other information as the Adviser may reasonably require for purposes of fulfilling its obligations to the Trust under the Advisory Agreement.

                  (d) The Sub-Adviser will provide the services rendered by it hereunder in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus and Statement of Additional Information.

                  (e) The Sub-Advisor will maintain records of the information set forth in Paragraph 3(c) hereof with respect to the securities transactions of the Fund and will furnish the Trust's Board of Trustees and the Adviser with such periodic and special reports as the Board and Adviser may reasonably request.

                  (f) The Sub-Adviser will promptly review all (1) reports of current security holdings in the Fund, (2) summary reports of transactions and pending maturities (including the principal, cost and accrued interest on each portfolio security in maturity date order) and (3) current cash position reports (including cash available from portfolio sales and maturities and sales of the Fund's shares less cash needed for redemptions and settlement of portfolio purchasers), all within a reasonable time after receipt thereof from the Trust and will promptly report any errors or discrepancies in such reports of which it is aware to the Trust or its designee and Adviser.


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          4. BROKERAGE.
             ---------

                   (a) The Sub-Adviser may place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In selecting brokers or dealers through which to place orders, the Sub-Adviser will consider the factors it considers relevant, including, but not limited to the experience and skill of the firm's securities traders, as well as the firm's financial responsibility and administrative efficiency. The Sub-Adviser will attempt to obtain the best price and the most favorable execution of its orders. Consistent with these obligations, the Sub-Adviser is authorized to select brokers on the basis of the research, statistical and pricing services they provide to the Fund. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Sub-Adviser determines in good faith that such transaction is reasonable in relation to the benefits in the Fund over the long term. In no instance will portfolio securities be purchased from or sold, on a principal basis, to the Trust's principal underwriter, the Adviser or any affiliated person thereof (as the term "affiliated person" is defined in the 1940 Act), except to the extent permitted by SEC exemptive order or by applicable law.

          5. COMPLIANCE WITH LAWS; CONFIDENTIALITY; CONFLICTS OF INTEREST.
             ------------------------------------------------------------

                   (a) The Sub-Adviser agrees that it will comply with all applicable laws, rules and regulations of all federal and state regulatory agencies having jurisdiction over the Sub-Adviser in performance of its duties hereunder (herein called the "Rules").

                   (b) The Sub-Adviser will treat confidentially and as proprietary information of the Trust and the Adviser all records and information relative to the Trust and the Adviser and prior, present or potential shareholders (other than information that has been made public by the Trust or Adviser), and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust or Adviser as appropriate, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. The terms of this section 5(b) shall survive the termination of this Agreement.

          6. CONTROL BY TRUST'S BOARD OF TRUSTEES. Any recommendations concerning the Fund's investment program proposed by the Sub-Adviser to the Fund and the Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Fund pursuant thereto shall at all times be subject to any applicable directives of the Board of Trustees of the Trust.

          7. BOOKS AND RECORDS. The Sub-Adviser shall maintain and preserve such records related to the Funds' portfolio transactions as required under the 1940 Act. The Adviser shall maintain and preserve all books and other records not related to the Funds' portfolio transactions as required under the 1940 Act. The Sub-Adviser agrees that all records that it maintains for the


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Funds are the property of the Trust and further agrees to surrender copies of such records to the Trust promptly upon the Trust's request. The terms of this section 7 shall survive the termination of this Agreement.

         8. EXPENSES. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with the performance of its services under this Agreement other than the cost of securities, brokerage commissions, custodian fees, auditors' fees, taxes, interest, extraordinary expense items, and other expenses related to the operation of the Trust or any Fund.

         9.  AUDIT / COOPERATION.
             -------------------

             (a) Adviser and Trust shall have the right to audit and inspect the records, policies, procedures and premises of Sub-Adviser as reasonably required to ensure compliance with the terms of this Agreement and the Rules.

             (b) Sub-Adviser shall cooperate fully with Adviser and Trust in regards to any inquiry, examination or request for information from any federal or state regulatory agencies having authority over the Trust, Adviser or Funds.

         10. COMPENSATION. For the services provided and the expenses borne by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser an annual investment advisory fee equal to 0.50 of 1% of the portion of the average daily net assets of the Fifth Third Small Cap Value Fund managed by the Sub-Adviser. Payment of this compensation shall be the sole responsibility of the Adviser and shall in no way be an obligation of the Fund or of the Trust.

         11. LIMITATION OF LIABILITY.
             ------------------------

             (a) The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser, the Trust or the Fund in connection with the matters to which this Agreement relates, except that Sub-Adviser shall be liable to the Adviser for a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement. In no case shall the Sub-Adviser be liable for actions taken or non-actions with respect to the performance of services under this Agreement based upon specific information, instructions or requests given or made to the Sub-Adviser by the Adviser.

             (b) The Adviser shall be responsible at all times for supervising the Sub-Adviser, and this Agreement does not in any way limit the duties and responsibilities that the Adviser has agreed to under the Advisory Agreement.

         12. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Adviser and each of its officers, directors, employees and controlling persons from and against any losses, expenses, (including reasonable attorneys' fees and court costs), damages or liabilities to which the Adviser becomes subject in so much as such losses, expenses, damages or


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liabilities (or actions in respect thereof) arise out of or are based upon the willful misfeasance, bad faith, gross negligence or breach of this Agreement by the Sub-Adviser. The terms of this section 12 shall survive the termination of this Agreement.

         13. DURATION AND TERMINATION. This Agreement shall become effective as of the date hereof provided that it shall have been approved by vote of a majority of the outstanding voting securities of the Fund and, unless sooner terminated as provided herein, shall continue with respect to the Fund until April 30, 2004. Thereafter, if not terminated, this Agreement shall continue in effect for successive 12-month periods ending on April 30th of each year, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of the Trust or any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund; provided, however, that this Agreement may be terminated with respect to the Fund (i) by the Trust at any time upon 60 days' prior notice without the payment of any penalty by the Board of Trustees of the Trust; (ii) by the vote of the majority of the outstanding voting securities of the Fund upon 60 days' prior notice, (iii) by the Adviser on 180 days written notice to the Sub-Adviser or (iv) by the Sub-Adviser on 180 days written notice to the Adviser. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

         14. TRADEMARKS. The Sub-Adviser hereby expressly authorizes the Trust and the Adviser to use the Chartwell Investment Partners in its sales literature and advertising pertaining to the Fund and/or the Trust. The Sub-Adviser agrees to submit any proposed sales literature for the Trust or for itself or its affiliates which mentions the Trust or Fund to the Trust's distributor and the Adviser for review and approval or disapproval.

         15. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

         16. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be effected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties herein and their respective successors and shall be governed by the laws of the State of Ohio.

         The names "Fifth Third Funds" and "Trustees of Fifth Third Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under an Declaration of Trust dated as of September 15, 1988, as amended, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Fifth Third Funds" entered


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into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.


         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

         (SEAL)                              FIFTH THIRD ASSET MANAGEMENT
                                             INC.

                                             By: /s/ Keith Wirtz
                                                 ---------------------------

                                             Title: President


         (SEAL)                              CHARTWELL INVESTMENT PARTNERS


                                             By:  /s/ Timothy J. Riddle
                                                 ---------------------------

                                             Title: Managing Partner

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